EXHIBIT 99.5
Mike Valentino Chief Executive Officer Closing Remarks

Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of Adams Respiratory Therapeutics, Inc. ("Adams") as of the date of this presentation and are subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained in this presentation. When used in this presentation, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", "potential", "poised" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Adams to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: Adams' ability to in-license or acquire new products and brands, successfully develop new products and expand into new market segments; the successful commercialization of new products; Adams' ability to leverage the Mucinex brand name and marketing efforts to increase market share and introduce new products; Adams' ability to achieve projected growth and sales; continued and increased competition; the FDA's denial of Adams' NDA for the combination codeine prescription product; the successful completion of clinical trials and development of erdosteine; the FDA's removal from the market of products similar to Mucinex D and Mucinex DM; and other risk factors set forth under Item 1A. Risk Factors in Adams' Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and under Item 1A. Risk Factors in Adams' Quarterly Report on Form 10-Q for the period ended December 31, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward- looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation. A, Adams, A Adams Respiratory Therapeutics, Adams Respiratory Therapeutics, Delsym, Mucinex Full Force, Humibid, Junior Mucus, Mucinex Moisture Smart, Mini-Melts, Mucinex, Mucinex IN...Mucus OUT, Mr. Mucus, Mrs. Mucus, Nothing Lasts Longer, Opening New Pathways for Respiratory Relief, Turn Off the Cough, and the Junior Mucus, Mr. Mucus and Mrs. Mucus characters are Adams' trademarks and have been registered in the U.S. Patent and Trademark Office or are the subject of pending U.S. trademark applications. The marks may also be the subject of foreign trademark registrations and/or trademark applications. Each of the other trademarks, trade names or service marks appearing in this presentation belongs to its respective holder.

Key Growth Drivers OTC Portfolio Diversification and Expansion

Expansion Accelerates in FY08 Fiscal 2008 For example purposes only.

OTC Portfolio Diversification and Expansion New Rx NDA - Mucinex with Codeine Key Growth Drivers

Mucinex with Codeine Potential $9-11 MM $48-55 MM $100-120 MM $160-190 MM $240-280 MM 1-2% 5-6% 10-12% 14-18% 20-23% Launch years will require aggressive promotion to break prescriber habits Once clinical benefits are recognized uptake should be more rapid and steady Note: Percentages represent TRxs For example purposes only and not intended to forecast future results or expectations of future performance.

OTC Portfolio Diversification and Expansion New Rx NDA - Mucinex with Codeine Erdosteine Key Growth Drivers

Where Are We Today? While subsequent analyses are showing more promising data, it is still too early to determine ultimate outcome Continue 'data mining' during Q4, FY 07 Review results, trends and hypotheses with external experts Formulate potential follow-on research plans in FY08, if warranted Discuss results with FDA at EOP II meeting

Four Catalysts for Growth OTC Portfolio Diversification and Expansion New Rx NDA - Mucinex with Codeine Erdosteine FDA Exclusivity Decision on DM and D

6.7 MM Rx 1.5 MM Rx Consumer Advertising February 2006 Competing Product Removal? Competing Product Removal? FDA Exclusivity Decision Pending Consumer Advertising November 2004 Competing Products Removed December 2003 Launched July 2002 Approved July 2002 $125 MM Rx market $21 MM Rx market Consumer Advertising November 2004 Note: Market size = No. of Rx's (based on IMS Health NPA data for 12 months ended 12/31/06) at Mucinex(r) pricing. Launched October 2005 Approved June 2004 Launched August 2004 Approved April 2004 Mucinex(r) SE Mucinex(r) DM Mucinex(r) D $84 MM Rx market